        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 1996
                                                 REGISTRATION NO. 333-_________
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                      ----------
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                      ----------

                            FOUNDATION HEALTH CORPORATION
                (Exact name of registrant as specified in its charter)

                                      ----------
         Delaware                                               68-0014772
    (State of incorporation)                               (I.R.S. Employer
                                                           Identification No.)
                                   3400 Data Drive
                           Rancho Cordova, California 95670
                       (Address of principal executive offices)
                                      ----------

               MANAGED HEALTH NETWORK, INC. INCENTIVE STOCK OPTION PLAN
                      MANAGED HEALTH NETWORK, INC. AMENDED AND
                           RESTATED 1991 STOCK OPTION PLAN
                              (Full title of the plans)

                                      ----------

                               ALLEN J. MARABITO, ESQ.
                 SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            FOUNDATION HEALTH CORPORATION
                                   3400 DATA DRIVE
                          RANCHO CORDOVA, CALIFORNIA 95670
                 (Name, address of agent for service): (916) 631-5000

                                      ----------



                                    CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Title of Securities     Amount to be     Proposed Maximum            Proposed Maximum      Amount of
to be Registered         Registered    Offering Price Per Unit      Aggregate Offering  Registration Fee
                                                                          Price
Common Stock, $.01 par
value per share
                        92,435 shares       $37.438 (1)              $3,460,581.50 (1)   $1,193.30 (1)

Series A Participating
Preferred Stock Purchase
Rights. . . . . . . . .           (2)                 (2)                         (2)              (2)

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------


(1) Calculated pursuant to Rule 457(c), based on the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite Tape for March 19, 1996.

(2) Such number of Rights as are associated with the shares of common stock registered hereby from time to time pursuant to the terms of the Registrant's Stockholder Rights Plan. Initially, the Rights are attached to and trade with the shares of common stock. Pursuant to Rule 457, no additional registration fee is required for the Rights.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                          PART I

                   INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Introductory Note to Part I of Form S-8.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by registrant with the Securities and Exchange Commission (the "SEC") (File No. 1-10540) are incorporated by reference in this Registration Statement: (i) Annual Report on Form 10-K for the year ended June 30, 1995; (ii) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995 and December 31, 1995; (iii) the description of the Company's Common Stock set forth in the Registration Statement on Form 8-A dated May 21, 1990; and (iv) the description of the Company's Rights to purchase Series A Participating Preferred Stock, $1.00 par value, set forth in the Registration Statement on Form 8-A dated September 27, 1991.

    In addition, the "Risk Factors" section of the Prospectus filed with the SEC as part of the Company's Registration Statement on Form S-4 (File
No. 333-00517) is incorporated by reference in this Registration Statement.

    In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  NOT APPLICABLE

ITEM 5.  NOT APPLICABLE

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law empowers a Delaware corporation, including registrant, to indemnify its directors, officers, employees and agents under certain circumstances. Registrant's Certificate of Incorporation provides that registrant shall indemnify such persons to the full extent authorized or permitted by law. The Certificate further provides that registrant may purchase and maintain liability insurance on behalf of directors, officers, employees or agents of registrant, whether or not registrant would have the power to indemnify them against such liability under the provisions of law. Moreover, the Certificate provides that no director of registrant shall be personally liable to registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director except: (i) for any breach of the duty of loyalty to registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under
Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases), or (iv) for any transaction from which the director derived an improper personal benefit.

    Registrant maintains an officers' and directors' liability insurance policy insuring registrant's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring registrant, under certain circumstances, in the event that indemnification payments are made by registrant to such officers and directors.

    Registrant has entered into indemnification agreements (the "Indemnification Agreements") with its directors and certain officers (individually, the "Indemnitee"). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to registrant if it is found that such Indemnitee is not entitled to such indemnification under applicable law.

ITEM 7.  NOT APPLICABLE

ITEM 8.  EXHIBITS

    See Index to Exhibits.

ITEM 9.  UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes;

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement.

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that the undertakings set forth in paragraph (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section

13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on the 20th day of March, 1996.

                                       FOUNDATION HEALTH CORPORATION



                                       /s/ DANIEL D. CROWLEY
                                       ---------------------------------------
                                                 Daniel D. Crowley
                                       President and Chief Executive Officer


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel D. Crowley, Allen J. Marabito and Patricia
A. Burgess, and each of them, his true and lawful attorneys in fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys in fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



   SIGNATURE                           TITLE                      DATE

/s/ DANIEL D. CROWLEY        Director, President and Chief     March 20, 1996
-------------------------    Executive Officer (Principal
Daniel D. Crowley            Executive Officer) and Chairman
                             of the Board

/s/ DAVID A. BOGGS
-------------------------    Director                          March 20,1996
David A. Boggs

/s/ JEFFREY L. ELDER         Director, Senior vice President   March 20,1996
-------------------------    and Chief Financial Officer
Jeffrey L. Elder             (Principal Financial and
                             Accounting Officer)

/s/ EARL B. FOWLER           Director                          March 20,1996
---------------------------
Earl B. Fowler


/s/ RICHARD W. HANSELMAN     Director                          March 20,1996
---------------------------
Richard W. Hanselman



/s/ ROSS D. HENDERSON, M.D.  Director                          March 20,1996
---------------------------
Ross D. Henderson, M.D.


/s/ FRANK A. OLSON           Director                          March 20,1996
---------------------------
Frank A. Olson


/s/ RICHARD J. STEGEMEIER    Director                          March 20,1996
---------------------------
Richard J. Stegemeier


/s/ STEVEN D. TOUGH           Director                          March 20,1996
---------------------------
Steven D. Tough

/s/ RAYMOND S. TROUBH        Director                          March 20,1996
---------------------------
Raymond S. Troubh

                                  INDEX TO EXHIBITS







EXHIBIT NUMBER               DESCRIPTION OF DOCUMENT



     5.1                     Opinion of Pillsbury Madison &
                             Sutro LLP regarding legality of
                             securities being registered

     23.1                    Consent of Deloitte & Touche LLP

     23.2                    Consent of Coopers & Lybrand L.L.P.

     23.3                    Consent of Stevenson, Jones & Holmaas, P.C.

     23.4                    Consent of Ernst & Young LLP

     23.5                    Consent of Pillsbury Madison &
                             Sutro LLP (included in Exhibit 5.1)

     25.1 Powers of Attorney (see signature pages included in this Registration Statement)